UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: July 27, 2005
Date of earliest event reported: July 26, 2005
FULTON FINANCIAL CORPORATION
(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

One Penn Square, P.O. Box 4887, Lancaster, PA		17604
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (717) 291-2411

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 26, 2005, Fulton Financial Corporation (“Fulton”) entered into a definitive Agreement and Plan of Merger (the “Agreement”) with Columbia Bancorp (“Columbia”). Under the Agreement, Columbia will merge (the “Merger”) with and into Fulton, with Fulton surviving, and all of the outstanding shares of the common stock of Columbia (“Columbia Common Stock”) will be converted into shares of the common stock of Fulton (“Fulton Common Stock”) or cash, or a combination of both. Following the Merger, Columbia’s wholly-owned banking subsidiary, The Columbia Bank, will continue operations as a subsidiary of Fulton.
     Under the terms of the Agreement, shares of Columbia Common Stock will be exchanged for (i) shares of Fulton Common Stock on the effective date of the Merger based on an exchange ratio of 2.325 shares of Fulton Common Stock for each share of Columbia Common Stock outstanding, subject to adjustment; (ii) $42.48 per share; or (iii) a combination of (i) and (ii). Each option to acquire shares of Columbia Common Stock which is outstanding on the effective date of the Merger will be exchanged for either (i) options to acquire Fulton Common Stock, with the number of shares subject to such options and the exercise price adjusted appropriately based on the exchange ratio; or (ii) cash for each option equal to the difference between the exercise price of the option and $42.48. Elections are subject to proration so that, in the aggregate, a minimum of 20% and a maximum of 50% of total consideration is paid in cash.
     Consummation of the Merger is subject to various conditions, including, among others, the approval of the Merger by applicable bank regulatory authorities and the approval of the Agreement and the Merger by the shareholders of Columbia. In connection with the execution of the Agreement, Columbia has granted Fulton an option to acquire 1,881,809 shares (subject to adjustment) of Columbia Common Stock at an exercise price of $37.26 per share, such option to be exercisable only upon the occurrence of certain events.
     In connection with the execution of the Agreement, on July 26, 2005, Messrs. Scaldara and Bond entered into Employment Agreements with The Columbia Bank. The employment agreements become effective only upon consummation of the merger and provide for the continued employment of Messrs. Scaldara and Bond in their current positions with The Columbia Bank as President and Chief Operating Officer and Chairman and Chief Executive Officer, respectively, at their current levels of compensation following consummation of the merger. Messrs. Scaldara and Bond will both receive one-half of the change of control payments in amounts provided for in their current employment agreements with The Columbia Bank. The Agreement also permits Columbia to select one director to serve on Fulton’s board of directors.
     Assuming that all conditions are satisfied without unexpected delay, the Merger is expected to close in the first quarter of 2006.
     Pursuant to General Instruction F to Form 8-K, the press release announcing the execution of the Agreement is attached as an exhibit to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     Pursuant to Item 9.01(c) of Form 8-K, Fulton hereby files the following exhibits in accordance with Item 601 of Regulation S-K:

Number	Title

2.1	Agreement and Plan of Merger, dated July 26, 2005, between Fulton Financial Corporation and Columbia Bancorp

99.1	Warrant Agreement, dated July 26, 2005, between Fulton Financial Corporation and Columbia Bancorp

99.2	Warrant, dated July 26, 2005

99.3	Press Release, dated July 26, 2005

99.4	Transaction Information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FULTON FINANCIAL CORPORATION

Date: July 27, 2005	By:	/s/ Rufus A. Fulton, Jr.
Name: Rufus A. Fulton, Jr.
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX
Page Number
in Manually
Signed Original

Number	Title

2.1	Agreement and Plan of Merger, dated July 26, 2005, between Fulton Financial Corporation and Columbia Bancorp

99.1	Warrant Agreement, dated July 26, 2005, between Fulton Financial Corporation and Columbia Bancorp

99.2	Warrant, dated July 26, 2005

99.3	Press Release, dated July 26, 2005

99.4	Transaction Information

5